UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 20, 2005

BIOJECT MEDICAL TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-15360

Oregon	93-1099680
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

211 Somerville Road, Route 202 North, Bedminster, NJ	07921
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (908) 470-2800

Former name or former address if changed since last report:  no change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BIOJECT MEDICAL TECHNOLOGIES INC.

FORM 8-K

INDEX

Item	Description

Item 3.02	Unregistered Sales of Equity Securities

Item 9.01	Financial Statements and Exhibits

Signatures

Item 3.02  Unregistered Sales of Equity Securities

On June 20, 2005, Bioject Medical Technologies Inc. (the “Company”) issued a warrant to purchase 100,000 shares of the Company’s common stock at an exercise price of $1.92 per share to the Maxim Group (the “Maxim Warrant”).  Also on June 20, 2005, the Company issued a warrant to purchase an aggregate of 39,216 shares of the Company’s common stock at an exercise price of $1.53 per share to RCC Ventures, LLC (the “RCC Warrant”).

The Maxim Warrant was issued in consideration for services rendered by the Maxim Group in assisting with the orderly placement of shares of the Company’s common stock sold by Elan, Plc. on the open market in June 2004.  The Company did not enter an agreement enforceable against it with respect to the Maxim Warrant prior to its issuance.  The RCC Warrant was issued pursuant to an Advisor Agreement, dated July 23, 2004, between the Company and RCC Ventures, LLC and in consideration for RCC Ventures, LLC acting as placement agent with respect to the debt financing arrangements the Company entered into with Partners for Growth, L.P. on December 15, 2004.

The foregoing issuances of securities were exempt from registration under the Securities Act of 1933, as amended, pursuant to Rule 506 thereunder, among other exemptions, on the basis that each purchaser of the securities is an accredited investor.

Each of the Maxim Warrant and the RCC Warrant may be exercised by the warrant holder until June 19, 2010.  The exercise price of each warrant is subject to adjustment under certain circumstances.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits

The following exhibits are filed herewith and this list is intended to constitute the exhibit index:

10.1	Series “DD” Common Stock Purchase Warrant, dated June 20, 2005, issued to the Maxim Group.

10.2	Series “EE” Common Stock Purchase Warrant, dated June 20, 2005, issued to RCC Ventures, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 21, 2005	BIOJECT MEDICAL TECHNOLOGIES INC.
(Registrant)

/s/ JOHN GANDOLFO
John Gandolfo
Chief Financial Officer and Vice President of Finance